UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2019

Red River Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-38888	72-1412058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1412 Centre Court Drive, Suite 402 Alexandria, Louisiana		71301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (318) 561-5028

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective July 30, 2019, the Board of Directors of Red River Bancshares, Inc. (the “Company”) amended and restated the Red River Bancshares, Inc. and Subsidiaries Deferred Compensation Plan for Directors and Senior Management Employees of Red River Bancshares, Inc. and Subsidiaries (the “Prior Plan”). Under the terms of the Prior Plan, eligibility was extended to both directors and senior management employees of the Company and its subsidiaries. Under the terms of the restatement, the Prior Plan was renamed the Red River Bancshares, Inc. and Subsidiaries Deferred Compensation Plan for Directors of Red River Bancshares, Inc. and Subsidiaries (the “Director Plan”), and participation was limited to non-employee directors of the Company and its subsidiaries. Effective July 31, 2019, the Director Plan was terminated, with the effect that non-employee directors are no longer eligible to participate in the Company’s deferred compensation program following the termination date.

Effective July 30, 2019, the Board of Directors of the Company also adopted a separate, restated spin-off plan with participation limited to senior management employees, as the Red River Bancshares, Inc. and Subsidiaries Deferred Compensation Plan for Senior Management Employees of Red River Bancshares, Inc. and Subsidiaries (the “Senior Management Plan”). The Senior Management Plan is intended to continue with substantially the same terms and provisions as the Prior Plan.

The Senior Management Plan is a nonqualified deferred compensation plan under which eligible employees may elect to defer all or a portion of their eligible compensation. Deferral elections generally must be made in the calendar year before the year in which the compensation is earned, provided that newly eligible participants may be permitted to make a contribution election for the remaining compensation payable to that participant for the year in which they became eligible. Participant account balances are credited with earnings on a quarterly basis, calculated at a rate equal to the London Interbank Offered Rate (“LIBOR”) for one year deposits. The Company’s Board of Directors may at any time change the rate or other method for calculating earnings on participant accounts, provided that the same method of calculating earnings must apply to all participants.

The deferred compensation obligations under the Senior Management Plan are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Senior Management Plan. Participants will be unsecured general creditors of the Company with respect to all deferred compensation obligations owed to them under the Senior Management Plan. The Senior Management Plan is administered by a Plan Administration Committee composed of the Company’s Chairman of the Board of Directors, its President and Chief Executive Officer, and one other eligible participant selected by the two above-listed members. The Company’s Board of Directors may amend or terminate the Senior Management Plan at any time, provided that no amendment may reduce the right of any participant to a distribution to which he or she was entitled as of the date of such amendment or termination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit

10.1	Red River Bancshares, Inc. and Subsidiaries Deferred Compensation Plan for Directors of Red River Bancshares, Inc. and Subsidiaries

10.2	Red River Bancshares, Inc. and Subsidiaries Deferred Compensation Plan for Senior Management Employees of Red River Bancshares, Inc. and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 31, 2019

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary